UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2011
SUN RIVER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-27485	84-1491159

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)
(214) 369-7300
Registrant’s telephone number, including area code
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Effective January 10, 2011, Sun River Energy, Inc. (the “Company) entered into a Settlement Agreement and Release and Covenant Not to Sue (the “Settlement Agreement”) with Robert A. Doak, Jr., Frances L. Doak, and New Mexico Energy, LLC, a Colorado Limited Liability Company (“Parties”) to resolve potential disputes and claims between the Company and the Parties with respect to property in Colfax County, New Mexico.
On or about March 23, 2006, the Company acquired property in Colfax County, New Mexico from Robert A. Doak Jr. and Frances L. Doak (collectively, the “Doaks”) (the “Acquisition”). Since that time, certain confusion arose among the Company and the Parties as to the meaning and nature of the Acquisition and events arising thereafter. The Settlement Agreement was entered into to resolve that confusion and any potential disputes and claims between the Company and the Parties with respect to the Acquisition and the nature and scope of the property (the “Property) acquired thereby. Pursuant to the terms of the Settlement Agreement, the Parties executed a Release and Cancellation of Assignment of Overriding Royalty and Agreement to Grant Option and Right of First Refusal (the “Release”), releasing and cancelling an Assignment of Overriding Royalty and Agreement to Grant Option and Right of First Refusal (the “Assignment”), dated May 19, 2008, between the Company and the Parties and which granted certain rights and options to the Parties with respect to the Property, and the Doaks also executed a Second Correction Quitclaim Deed (together with the Settlement Agreement and the Release, the “Settlement Documents”), correcting and clarifying the Parties’ intentions with respect to the conveyances to the Company in connection with the Acquisition and the nature and scope of the Property conveyed to the Company.
As additional consideration for the Release and as part of the Settlement Agreement, the Company issued 200,000 shares of restricted common stock of the Company to the Doaks. The Company and the Parties also agreed to a mutual release of claims arising from or relating to the conveyances by quitclaim deeds in connection with the Acquisition, the Assignment or ownership of acreage, mineral rights or timber rights in Colfax County, New Mexico, as well as a mutual covenant not to sue for claims arising from such conveyances, the Settlement Agreement, any prior conveyances by the Parties or ownership of the Company’s common stock by any of the Parties.
The foregoing summary of the Settlement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Settlement Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.
ITEM 8.01. OTHER EVENTS.
On January 13, 2011, the Company issued a press release announcing that the Company entered into the aforementioned agreements. A copy of this press release is attached as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Exhibit No.	Description
10.1	Settlement Agreement and Release and Covenant Not to Sue, effective as of January 10, 2011, by and among Sun River Energy, Inc., and Robert A. Doak, Jr., Frances L. Doak, and New Mexico Energy, LLC
99.1	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN RIVER ENERGY, INC.
Date: January 14, 2011	By:	/s/ Donal R. Schmidt, Jr.
		Name:	Donal R. Schmidt, Jr.
		Title:	President and CEO